UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On September 8, 2016, the Board of Directors (the “Board”) of Five Prime Therapeutics, Inc. (“FivePrime”) promoted Aron M. Knickerbocker, FivePrime’s previous Chief Business Officer, to the position of Chief Operating Officer and appointed Mr. Knickerbocker as FivePrime’s principal operating officer, effective immediately. The information required by Items 401(b), (d) and (e) of Regulation S-K regarding Mr. Knickerbocker is disclosed in FivePrime’s definitive proxy statement for its 2016 Annual Meeting of Stockholders.

In connection with his promotion and appointment, Mr. Knickerbocker was granted (i) an option to purchase 50,000 shares of FivePrime’s common stock (“Common Stock”), as further described below under “Grant of Stock Options” and (ii) 10,000 shares of restricted Common Stock, as further described below under “Grant of Restricted Shares”, in each case pursuant to FivePrime’s 2013 Omnibus Incentive Plan. Mr. Knickerbocker’s compensation did not otherwise change, and there were no new compensatory or other material contracts or arrangements entered into or modifications to existing compensatory arrangements or contracts entered into, nor were any other grants or awards made to Mr. Knickerbocker, in connection with his promotion and his appointment as FivePrime’s Chief Operating Officer and principal operating officer.

There are no transactions involving Mr. Knickerbocker and FivePrime that require disclosure under Item 404(a) of Regulation S-K.

Grant of Stock Options

On September 8, 2016, the Compensation Committee of the Board approved a one-time grant of an option to purchase 50,000 shares of Common Stock to Mr. Knickerbocker in connection with his promotion and appointment. The stock option has an exercise price of $49.54, the closing price of Common Stock on September 8, 2016, and a term of 10 years from the grant date. The option will vest with respect to 1/48th of the shares monthly beginning on October 8, 2016, subject to Mr. Knickerbocker’s continued service to FivePrime on each vest date.

Grant of Restricted Shares

On September 8, 2016, the Compensation Committee of the Board granted 10,000 shares of restricted Common Stock (the “Restricted Shares”) to Mr. Knickerbocker in connection with his promotion and appointment. One third of the Restricted Shares will vest on September 1, 2017, one third of the Restricted Shares will vest on September 1, 2018 and the remaining one third of the Restricted Shares will vest on September 1, 2019, subject to Mr. Knickerbocker’s continued service to FivePrime on each vest date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis W. Sarena
Francis W. Sarena Chief Strategy Officer and Secretary

Dated: September 14, 2016

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